                                                                    EXHIBIT 10.1

                               SECOND AMENDMENT
                                      TO
                           STOCK PURCHASE AGREEMENT


This Second Amendment to Stock Purchase Agreement, dated and effective as of May 4, 1998 ("Second Amendment"), is made and entered into by and between Hughes Electronics Corporation, a Delaware corporation ("Hughes") for itself and as assignee of Hughes Aircraft Company, a Delaware corporation ("HAC"), and Whittaker Corporation, a Delaware corporation ("Whittaker"), with reference to the following facts:

A. HAC and Whittaker entered into a Stock Purchase Agreement dated March 23, 1995 (the "Stock Purchase Agreement"), as amended April 24, 1995 (the "First Amendment," collectively with the Stock Purchase Agreement, the "Agreement"), by which Whittaker purchased from HAC all of the outstanding capital stock of Hughes LAN Systems, Inc., a California corporation (now known as Whittaker Communications, Inc. ("WCI")).

B. As partial consideration for the purchase of WCI, Whittaker agreed to (i) deliver the Note (as defined in the Stock Purchase Agreement), and (ii) make Contingent Payments (as defined in the Stock Purchase Agreement) to HAC. By the First Amendment, (x) HAC, among other things, assigned all of its right, title and interest in the Note and the Contingent Payments to its sole stockholder. Hughes: (y) Whittaker agreed to such assignment and to issue the Note to Hughes and further agreed that all references to HAC in Exhibit 1.3(c) and Section 4.4 of the Stock Purchase Agreement shall refer to
    Hughes: and (z) Hughes accepted and affirmed the representations of HAC in
    Section 3.23 of the Stock Purchase Agreement.

C. Upon the closing of the sale by HAC on April 24, 1995, Whittaker and Hughes entered into the Registration Agreement, Whittaker issued the Note to Hughes and all references to "HAC" in Exhibit 1.3(c) and Section 4.4 of the Agreement were amended to mean "Hughes".

D. Under the terms of its Amended and Restated Credit Agreement, dated as of April 10, 1996 and as amended to date, among Whittaker, NationsBank of Texas, N.A., as agent and lender, and the financial institutions party thereto, Whittaker has been restricted from paying to Hughes the Contingent Payments that have accrued since April 28, 1996. As of the date of this Agreement, the aggregate amount of Contingent Payments, plus interest thereon, which are accrued and unpaid, as mutually agreed by the parties, is $1,432,565 (the "Unpaid Contingent Payment").

E.  Whittaker has asserted various claims against HAC for, among other things,
    (i) an adjustment in the Cash Payment under Section 1.6 of the Agreement due to an alleged reduction in Working Capital below the Base Amount, and (ii) various alleged breaches of representations and warranties, general claims of misrepresentation or other claims for indemnification under Article XII of the Agreement or otherwise under applicable law (all such claims which have been asserted by Whittaker, or which could have been asserted by Whittaker, at or prior to the Effective Date are referred to herein as the "Outstanding Whittaker Claims").

F. Each of Hughes and HAC has contested the validity of the Outstanding Whittaker Claims and each has denied any liability or obligation to Whittaker with respect to any such Outstanding Whittaker Claims.

G. Hughes has claimed that, by virtue of certain transactions effected by Whittaker, the amounts specified in Section 2.2 of Exhibit 1.3 (c) to the Agreement (the "Mandatory Payment"), plus interest thereon, is owing to Hughes (the "Outstanding Hughes Claims").

H. Whittaker has contested the validity of the Outstanding Hughes Claims and has denied any liability or obligation to Hughes with respect to such Outstanding Hughes Claims.

I. Each of Hughes and Whittaker now seeks to modify and amend the Agreement and the Note and to release each other from all claims, whether known or unknown, arising from or in connection with the Agreement and the sale of WCI by HAC, except as otherwise provided in this Second Amendment.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.   Definitions.
     ------------

     "Effective Date" shall mean the date of this Second Amendment.

     "Whittaker Common Stock" shall mean the common stock, $.01 par value, of Whittaker.

     Except as otherwise expressly defined herein, all capitalized terms used in this Second Amendment shall have the same meaning as defined in the Agreement.

2.   Representations and Warranties
     ------------------------------

     2.1  Representations of Hughes
          -------------------------

          Hughes represents and warrants to Whittaker as follows:

          (a) This Second Amendment and the agreements executed in connection herewith, and the transactions contemplated hereby and thereby, have been duly authorized by the Executive Committee of Hughes, and this Second Amendment and such related agreements are valid and binding obligations of Hughes, enforceable against Hughes in accordance with the terms hereof and thereof, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity.

          (b) Under the Master Separation Agreement dated as of December 16, 1997 by and among General Motors Corporation ("GM"), HE Holdings, Inc., formerly named "Hughes Aircraft Company" ("HAC"), Delco Electronics Corporation and Hughes Electronics Corporation, a Delaware corporation formerly named Hughes Network Systems, Inc., and the related Assignment, Capital Contribution and Assumption Agreement between HAC and Hughes dated as of December 16, 1997, or otherwise in connection with the transactions referred to in such agreement, Hughes has been assigned, and has assumed, all rights and obligations of the entity formerly named "Hughes Electronics Corporation" and of the entity formerly named "Hughes Aircraft Company" under the Agreement, the Note and the Registration Agreement, including any rights or obligations released by this Second Amendment. Without limiting the generality of the foregoing, Hughes is the sole owner of the Outstanding Hughes Claims and has not assigned or otherwise transferred any of such Outstanding Hughes Claims. Hughes has the legal right to execute this Second Amendment, as successor to, or assignee of, the entities formerly known as "Hughes Electronics Corporation" or "Hughes Aircraft Company."

          (c) If the Shares are issued to Hughes in accordance with Section 3(a) of this Second Amendment, Hughes will acquire such Shares for its own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of such Shares or any part thereof or participation therein except pursuant to the Registration Statement provided for in Section 3(b).

2.2       REPRESENTATIONS OF WHITTAKER
          ----------------------------

          Whittaker represents and warrants to Hughes as follows:

          (a) This Second Amendment and the agreements executed in connection herewith, and the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors of Whittaker, and this Second Amendment and such related agreements are valid and binding obligations of Whittaker, enforceable against Whittaker in accordance with the terms hereof and thereof, except as may be limited by bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity.

          (b) Whittaker is the sole owner of the Outstanding Whittaker Claims and has not assigned or otherwise transferred any of such Outstanding Whittaker Claims.

          (c) The Note, as amended by Allonge No. 1 thereto ("Amended Note"), is duly authorized and validly issued and the requisite number of shares of

               Whittaker Common Stock have been reserved for issuance upon conversion of the Amended Note, and upon conversion of all or part of the Amended Note into Whittaker Common Stock in accordance with the Amended Note, or upon issuance of the Warrants in accordance with the Amended Note, if such conversion or issuance occurs, the shares of Whittaker Common Stock, or Warrants therefor, as applicable, issued to Hughes will be duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive or other rights.

          (d) If the Shares are issued pursuant to Section 3(a) of this Second Amendment, they will be duly authorized, validly issued, fully paid and nonassessable and will be free of preemptive or other similar rights.

       2.3   Indemnification. The representations and warranties in this Section
             ---------------
             2 shall be considered representations or warranties of the parties under the Agreement, for purposes of Article XII of the Agreement.

3.  Contingent Payment.
    ------------------

    (a) Upon execution and delivery of this Second Amendment, the Unpaid Contingent Payment shall be paid to Hughes by Whittaker at Whittaker's option (i) in cash equal to the Unpaid Contingent Payment or (ii) as described in the following sentence, in shares of Whittaker Common Stock with a value equal to 111.11% of the dollar amount of the Unpaid Contingent Payment. If Whittaker elects to pay the Unpaid Contingent Payment in shares, the number of shares of Whittaker Common Stock which shall be issued to Hughes shall be equal to 111.11% of the dollar amount of the Unpaid Contingent Payment divided by $14.76 (such shares, if issued, are referred to herein as the "Shares").

    (b) If Whittaker elects to pay the Unpaid Contingent Payment in Shares, Whittaker will (i) deliver to Hughes within 15 business days of the Effective Date, a certificate for the Shares and (ii) prepare and file with the SEC, within 30 days after the Effective Date, a registration statement on Form S-3 covering all the Shares issued to Hughes (the "Registration Statement"). The Shares shall be considered "Registrable Securities" for purposes of the Registration Agreement and the Registration Statement shall be considered a "Demand Registration" under the Registration Agreement; provided, however, that Hughes shall continue to be entitled to deliver one additional Demand Notice (as defined in the Registration Agreement) with respect to any other Registrable Securities (in additional to the Shares) which it may hereafter acquire. The parties also agree that any shares of Whittaker Common Stock or other security which may be issued upon exercise of the Warrants (if issued pursuant to the Note) shall be considered "Registrable Securities" under the Registration Agreement.

    (c) From and after the Effective Date, no further Contingent Payments, Mandatory Payments, or any other amounts otherwise required to be paid under Exhibit 1.3(c) of the Agreement shall be payable by Whittaker, and Exhibit 1.3(c) to the Agreement shall be void and of no further effect.

4.  Amendments to Agreement.
    -----------------------

    (a) From and after the Effective Date, Sections 1.3, 8.9 and 12.8 of the Agreement shall be deleted and shall be void and of no further effect.

    (b)  Whittaker acknowledges and consents to the transactions referred to in
         Section 2.1(b) of this Second Amendment. All references to Hughes in the Agreement or any Related Document shall mean Hughes Electronics Corporation, the party to this Second Amendment.

    (c) Sections 12.1(a) and (b) of the Agreement are amended to read as follows:

         "(a) any third party claim which arises out of or relates to any inaccuracy or misrepresentation in or breach of any representation or warranty of Hughes in the Second Amendment or in Sections 3.2, 3.4, 3.6, 3.7(b), (c), (d) or (e), the first sentence of Section 3.8(a) or Sections 3.12(b), 3.16 or 3.23 of the Agreement.

          (b) the breach or failure by Hughes to perform after the Effective Date any of its covenants or agreements under the Agreement, as amended, or any of the Related Documents;"

    (d) Sections 12.2(a) and (b) of the Agreement are amended to read as follows:

         "(a) any third party claim which arises out of or relates to any inaccuracy or misrepresentation in or breach of any representation or warranty of Whittaker in the Agreement, as amended;

          (b) the breach or failure by Whittaker to perform after the Effective Date any of its covenants or agreements under the Agreement, as amended, or any of the Related Documents;"

    (e) Section 13.2 of the Agreement is amended to provide that the respective addresses for notices under the Agreement shall be as follows:


    If to Hughes:    Hughes Electronics Corporation
                     200 N. Sepulveda
                     Bldg. 001, MS A126
                     El Segundo, CA 90245
                     Attention: P. T. Doyle,
                     Vice President - Corporate Development
                     Fax No. (310) 640-0433

     If to Whittaker:    Whittaker Corporation
                         1995 N. Surveyor Avenue
                         Simi Valley, CA 93063
                         Attention: J.K. Otto, Vice President
                         CFO & Treasurer
                         Fax No. (805) 584-4148

5.  Amendment to Note.  From and after the Effective Date, the Note shall be
    -----------------
    amended as set forth in the Allonge No. 1 attached hereto as Exhibit 1 and incorporated herein by this reference.

6.  Mutual Release.
    --------------

    (a) Hughes and its successors and assigns, hereby release (on behalf of itself, HE, GM and HAC), acquit and forever discharge Whittaker and its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives and agents from any and all manner of actions or causes of action (in law or in equity), debts, liens, contracts, agreements, promises, liabilities, obligations, claims (including without limitation, the Outstanding Hughes Claims), rights, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which they now have or may hereafter have against Whittaker and its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives, and agents by reason of any matter, event, action, cause, or thing arising out of, based upon or relating in any way to the Agreement or the transactions contemplated therein which arose or have arisen prior to the Effective Date; provided, however that the foregoing release shall not apply to (i) this Second Amendment; or (ii) the Note, as amended hereby, or (iii) the Registration Agreement; or (iv) claims for indemnification pursuant to Article XII of the Agreement, as amended by this Second Amendment, that are based on third party claims against Hughes that are unknown to Hughes as of the Effective Date.

    (b) Whittaker and its successors and assigns, hereby release, acquit and forever discharge Hughes (including for these purpose, HAC, GM and HE), and its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives, and agents from any and all manner of action or causes of action (in law or equity), debts, liens, contracts, agreements, promises, liabilities, obligations, claims (including, without limitation, the Outstanding Whittaker Claims), rights, demands, damages, losses, costs or expenses of any nature whatsoever, known or unknown, fixed or contingent, which it now has or may hereafter have against Hughes and its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives and agents by reason of any matter, event, action, cause or thing arising out of, based upon or relating to the Agreement or the transactions contemplated therein which arose or have arisen prior to the Effective Date; provided, however, that the foregoing release shall not apply to (i) this Second Amendment, or
          (ii) the Note, as amended hereby, or (iii) the Registration Agreement, or (iv) claims for indemnification pursuant to Article XII of the Agreement, as amended by this Second Amendment, that are based on third party claims against Whittaker that are unknown to Whittaker as of the Effective Date.

     (c) It is hereby expressly understood that Section 1542 of the California Civil Code ("Section 1542") provides as follows:


A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Hughes, on one hand, and Whittaker, on the other hand, expressly waive and relinquish to the full extent that they may lawfully do so, all rights and benefits they have or may have under Section 1542 and/or the provisions of all comparable, equivalent or similar statutes and principles of common law of California. The parties to this Second Amendment further acknowledge and agree that this waiver is an essential and material term of this Second Amendment. In connection with said waiver and relinquishment regarding Civil Code Section 1542, Hughes, on one hand, and Whittaker, on the other hand, acknowledge that they are aware that they or their attorneys may hereafter discover facts different from or in addition to the facts of which they or their attorneys now are aware with respect to the subject matter of this Second Amendment. Hughes, on one hand, and Whittaker, on the other hand, and each of them acknowledge that they have been advised by an attorney at law as to the meaning and effect of, and understand, Section 1542.

     (d) (i) Hughes hereby agrees and covenants, and to the extent allowable under law agrees and covenants on behalf of its successors, assigns, affiliates and agents, not to commence, prosecute or aid in any way any action or other proceeding (whether legal, equitable or administrative) against Whittaker and/or its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives and agents, based upon or relating in any way to the Agreement, which is the subject of the release by Hughes contained herein, either affirmatively or by way of cross-complaint, defense or counterclaim.

          (ii) Whittaker hereby agrees and covenants, and to the extent allowable under law agrees and covenants on behalf of its successors, assigns, affiliates and agents, not to commence, prosecute or aid in any way any action or other proceeding (whether legal, equitable or administrative) against Hughes and/or its successors, assigns, affiliates, subsidiaries, stockholders, directors, officers, employees, attorneys, consultants, representatives and agents, based upon or relating in any way to the Agreement, which is the subject of the release by

               Whittaker contained herein, either affirmatively or by way of cross-complaint, defense, or counterclaim.

      (e) The parties hereto have entered into this Second Amendment for the purpose of obtaining the complete and final settlement of the disputes between them and to avoid the burden, inconvenience and expense of litigation. Nothing in this Second Amendment shall be construed to constitute an admission of liability of any kind whatsoever by any party, or of any unlawful or actionable conduct. Nothing in this Second Amendment shall be construed to constitute an adjudication of the merits of any claim or any issue of fact or law between the parties hereto.

7.  Effect of Second Amendment. Except as expressly amended hereby, the
    --------------------------
    Agreement, the Note and the Registration Agreement are each ratified and confirmed and shall remain in effect in accordance with their respective terms. All references in the Agreement or any Related Document to the Agreement shall mean the Agreement as amended by this Second Amendment.


IN WITNESS WHEREOF, this Second Amendment to Stock Purchase Agreement has been duly executed by the duly authorized officers of Whittaker and Hughes as of the date first written above.


                                               WHITTAKER CORPORATION,
                                               a Delaware corporation

                                               By:  /s/ John K. Otto
                                                   ----------------------------

                                               Its: Chief Financial Officer



                                               HUGHES ELECTRONICS
                                               CORPORATION,
                                               a Delaware corporation

                                               By:  /s/ Roxanne S. Austin
                                                   ----------------------------

                                               Its: Senior VP and CFO

                                                                       EXHIBIT 1
                                                                       ---------



                                 ALLONGE NO.1
                                 ------------


                                                         Los Angeles, California
                                                                     May 4, 1998



                                   RECITALS

     WHEREAS, the undersigned, Whittaker Corporation, a Delaware corporation (the "Company"), issued that certain 7% Convertible Subordinated Note due May 1, 2005, dated April 24, 1995 (the "Note"), in favor of Hughes Electronics Corporation, a Delaware corporation ("Hughes");


                                    ALLONGE


     NOW THEREFORE, the Company hereby agrees with Hughes that, effective as of the date of this Allonge No. 1 (the "Effective Date"):


     1.  A new Section 3.1(f) is hereby added to the Note as follows:

         If the Company redeems this Note in whole or in part prior to May 4, 2002, the Company shall issue to Hughes warrants to purchase the number of shares of Common Stock of the Company which would have been issued by the Company if Hughes had elected to convert the principal amount of the Note subject to such redemption at the conversion price, as defined in Section 4.1. The exercise price of the warrants shall be equal to the conversion price, as defined in Section 4.1, and such warrants shall expire on May 4, 2002. The form of such warrant is attached hereto as Exhibit A.

     2.  Section 4.1 of the Note is hereby amended in its entirely as follows:

         4.1 Conversion. The Holder of this Note shall have the right, at his
             ----------
         option, at any time up to and including April 25, 2005 (except that, with respect to any Note or portion of a Note which shall be called for redemption pursuant to Section 3.1 or repurchase pursuant to Section 3.2, such right shall terminate, except as provided in Section 3.3, at the close of business on the fifth Business Day prior to the Redemption Date fixed for such Note or portion of a Note), to convert, subject to the terms and provisions of this Section 4, all or any part (but not less than $1,000,000 or the unpaid principal balance of this Note, whichever is less) of the principal of this Note into shares of Common Stock of the Company at $16.97 per share; or, in case an adjustment of such price has taken place pursuant to the provisions of Section 4.3, then at the price as last adjusted (such price or adjusted price being referred to herein as the "conversion price"), upon surrender of the Note, the principal of which is so to be converted, accompanied by a conversion notice in the form provided (or separate written notice reasonably satisfactory to the Company) (hereinafter referred to as the "conversion notice") duly executed, to the Company at any time during usual business hours and, if so required by the Company, accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by the Holder or his attorney duly authorized in writing. For convenience, the conversion of all or any portion of the principal of any Note into the Common Stock is hereinafter sometimes referred to as the "conversion" of such Note.

     3.  Section 4.4 of the Note is hereby amended in its entirety as follows:

         4.4 Fractional Shares and Fractional Warrants. No fractional shares or
             -----------------------------------------
         fractional warrants or scrip representing fractional shares or fractional warrants shall be issued upon the conversion of any Note or the issuance of any warrants pursuant to Section 3.1(f) hereof. If the conversion of any Note or the issuance of any warrants pursuant to
         Section 3.1(f) hereof results in a fraction, the Holder shall be paid an amount equal to such fraction multiplied by the Current Market Price (determined as provided in Section 4.3(d)).

     4. Except as otherwise expressly defined herein, all capitalized terms used in this Allonge No. 1 shall have the same meaning as defined in the Note.

     The Company hereby authorizes Hughes to attach this Allonge No. 1 to the front of the Note.

                                            WHITTAKER CORPORATION


                                            By:
                                                  ---------------------------
                                            Name:
                                                  ---------------------------
                                            Title:
                                                  ---------------------------

                                                                       EXHIBIT A
                                                                       ---------

                                                              [Date of Issuance]

               THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE
         SECURITIES ACT OF 1933 NOR UNDER APPLICABLE STATE SECURITIES
          LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED
               OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH LAWS
                OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE

                              WARRANT TO PURCHASE
                                 COMMON STOCK
                                      OF
                             WHITTAKER CORPORATION

                            VOID AFTER MAY 4, 2002


     THIS CERTIFIES that, for value received, Hughes Electronics Corporation ("Warrant Holder"), is entitled, subject to the terms of Section 1 hereof, to subscribe for and purchase from Whittaker Corporation, a Delaware corporation (the "Company"), at the price of [the conversion price of the 7% Convertible Subordinated Note due May 1, 2005, dated April 24, 1995, as adjusted by Allonge No. 1 thereto in effect on the date of issuance of the Warrant] per share, or in case an adjustment of such price has taken place pursuant to the provisions of
Section 2 hereof, then at the price as last adjusted (such price or adjusted price, hereinafter called the "Warrant Price"), up to [the principal amount of the 7% Convertible Subordinated Note due May 1, 2005, dated April 24, 1995, as adjusted by Allonge No. 1 thereto, being redeemed, divided by the Warrant Price in effect on the date of issuance of the Warrant] fully paid, nonassessable shares of Common Stock, $.01 par value, of the Company ("Common Stock"), or in case an adjustment in the number of shares of Common Stock has taken place pursuant to Section 2 hereof, then such adjusted number of shares of Common Stock, subject, however, to the provisions and upon the terms and conditions hereinafter set forth, including, without limitation, the provisions of Section 3 hereof.

     1.  Exercise of Warrant.
         -------------------

         (a) This Warrant shall be exercisable at any time or from time to time after the date of issuance on or prior to May 4, 2002. This Warrant may be exercised by the Warrant Holder hereof, in whole or in part (but not for less than the number of shares of Common Stock determined by dividing $1,000,000 by the Warrant Price, or the total number of shares of Common Stock subject to the Warrant, whichever is less), by the completion of the subscription form attached hereto and by the surrender of this Warrant (properly endorsed) at the principal executive offices of the Company (or at such other agency or office of the Company in the United States as it may designate by notice in writing to the Warrant Holder at the address of the Warrant Holder appearing on the books of the Company), and by payment to the Company of the Warrant Price, in cash, by wire transfer in immediately available funds, or by certified or official bank check, for each share of Common Stock being purchased.

                                  Page 1 or 9

      (b) As promptly as practicable after the exercise of rights represented by the Warrant, the Company shall deliver or cause to be delivered to the Warrant Holder certificates representing the number of fully paid and nonassessable shares of Common Stock so purchased. Such exercise shall be deemed to have been made at the close of business on the date that the Warrant shall have been exercised with the subscription form duly executed, so that the rights of the Warrant Holder as such holder shall cease at such time and, subject to the following provisions of this paragraph, the Warrant Holder shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time, and such exercise shall be at the Warrant Price in effect at such time; provided, however, that no such exercise on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Warrant Holder as the record holder of such shares of Common Stock on such date, but such exercise shall be effective to constitute the Warrant Holder as the record holder thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; such exercise shall be at the Warrant Price in effect on the date that such Warrant shall have been exercised, as if the stock transfer books of the Company had not been closed.

      (c) If the Warrant shall be exercised in part, then the Company shall, upon surrender of the Warrant to the Company, issue a new Warrant entitling the Warrant Holder to subscribe for and purchase, on the terms hereof, the number of shares of Common Stock equal to the difference between (i) the number of shares of Common Stock subject to subscription and purchase pursuant to the Warrant being surrendered and (ii) the number of shares of Common Stock being purchased pursuant to such partial exercise.

      (d) If the last day for the exercise of the Warrant shall not be a Business Day, then the Warrant may be exercised on the next succeeding Business Day.

  2.  Antidilution Provisions.
      -----------------------

  The Warrant Price and the number of shares of Common Stock issuable upon exercise of the Warrant shall be subject to adjustment from time to time as follows:

      (a) If the Company shall (i) pay a dividend or make a distribution on the outstanding shares of its Common Stock in shares of its Common Stock, (ii) subdivide or reclassify the outstanding shares of its Common Stock into a greater number of shares, or (iii) combine or reclassify the outstanding shares of its Common Stock into a smaller number of shares, (x) the number of shares of Common Stock issuable upon exercise of the Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the Warrant Holder upon exercise of the Warrant after such time shall be entitled to receive the number of shares of Common Stock which the Warrant Holder would have owned or been entitled to receive had the Warrant been exercised immediately prior to such time and (y) the Warrant Price in effect at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior to the adjustment in the preceding clause (x) and of which the denominator shall be the number of shares of Common Stock issuable upon exercise of the Warrant immediately after the adjustment in the preceding clause (x).
Any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under subsections (b) and (c) below. Such adjustment shall be made successively whenever any event specified above shall occur.

          (b) If the Company shall fix a record date for the issuance of rights or warrants (other than this Warrant or replacements thereof) to all holders of its Common Stock entitling them to subscribe for or purchase shares of its Common Stock (or securities convertible into shares of its Common Stock) at a price per share (or having a conversion price per share) less than the Current Market Price (as defined in subsection (d) below) of a share of Common Stock on such record date, (i) the Warrant Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction ("Fraction B"), of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of such Common Stock so offered for subscription or purchase would purchase at the Current Market Price per share (determined by multiplying such total number of shares by the exercise price of such rights or warrants (or by the applicable conversion price in the case of convertible securities) and dividing the product so obtained by such Current Market Price), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase (or into which the convertible securities so offered are initially convertible); and (ii) the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted immediately thereafter so that such number shall equal the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior thereto multiplied by the reciprocal of Fraction B. Shares of Common Stock owned by or held for the account of Company or its Subsidiaries shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such rights or warrants are not so issued, the Warrant Price then in effect shall be readjusted to the Warrant Price which would then be in effect if such record date had not been fixed.

          (c) If the Company shall fix a record date for the making of a distribution to all holders of shares of its Common Stock (i) of shares of any class of its Capital Stock other than its Common Stock or (ii) of evidences of its indebtedness or (iii) of other assets (excluding non-extraordinary cash dividends or distributions, and dividends or distributions referred to in subsection (a) above) or (iv) of rights or warrants to subscribe for or purchase its securities (excluding those referred to in subsection (b) above and other than this Warrant or replacements thereof), than in each such case (x) the Warrant Price shall be adjusted immediately thereafter so that it shall equal the price determined by multiplying the Warrant Price in effect immediately prior thereto by a fraction ("Fraction C"), of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the Current Market Price per share on such record date, less the fair market value (as determined by the Board of Directors of the Company in good faith, and described in a resolution of the Board of Directors of the Company) of said shares or evidences of indebtedness or assets or rights or warrants so distributed, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such Current Market Price per share; and (y) the number of shares of Common Stock issuable upon exercise of the Warrant shall be adjusted immediately thereafter so that such number shall equal the number of shares of Common Stock issuable upon exercise of the Warrant immediately prior thereto multiplied by the reciprocal of Fraction C. Such adjustment shall be made successively whenever such a record date is fixed. In the event that such distribution is not so made, the Warrant Price then in effect shall be readjusted to the Warrant Price which would then be in effect if such record date had not been fixed.

     (d) For the purpose of any computation under subsections (b) and (c) above, the Current Market Price per share on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive trading days immediately preceding such date. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange or national automated quotation system on which the Common Stock is listed or admitted to trading or quoted or, if not so listed or admitted to trading or quoted, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange firm selected from time to time by the Company for that purpose and reasonably satisfactory to the Warrant Holder. For purposes of this subsection (d), the term "trading day" shall not include any day on which securities are not traded on such exchange or in such market.

     (e) In any case in which this Section 2 shall require that an adjustment shall become effective immediately after a record date or an effective date for an event, the Company may defer until the occurrence of such event issuing to the Warrant Holder upon exercise of the Warrant after such record date or effective date and before the occurrence of such event the shares issuable upon such exercise. If such adjustment results in a reduction of the Warrant Price, the Company shall return to the Warrant Holder the difference between the amount previously received by the Company from the Warrant Holder in connection with such exercise and such lesser amount due as a result of such reduction in the Warrant Price. If such adjustment results in an increase in the Warrant Price, the Warrant Holder shall deliver to the Company the difference between such greater amount due in connection with such exercise as a result of such increase in the Warrant Price and the amount previously received by the Company in connection with such exercise.

     (f) No adjustment in the Warrant Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection (f) is not required to be made shall be carried forward and taken into account in any subsequent adjustment.

          (g) Whenever the Warrant Price and number of shares of Common Stock issuable upon exercise of the Warrant are adjusted as provided in this Section 2, the Company shall promptly provided the Warrant Holder (i) an Officers' Certificate in the case of any adjustment pursuant to subsection (a) of this
Section 2 or (ii) an Opinion of Counsel in the case of any other adjustment, in each case setting forth the Warrant Price and number of shares of Common Stock issuable upon exercise of the Warrant after such adjustment and setting forth a brief statement of the facts requiring such adjustment and the computation thereof, which Officers' Certificate or Opinion of Counsel, as the case may be, shall be prima facie evidence of the correctness of any such adjustment absent manifest error.

          (h) All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

    3.    Fractional Shares.  No fractional shares or scrip representing
          -----------------
fractional shares shall be issued upon the exercise of the Warrant.

    4.    Mergers, Etc.
          -------------

          (a) In case of any consolidation with or merger of the Company into another corporation (other than a merger or consolidation in which the Company is the continuing corporation), or in case of any sale, lease or conveyance to another Person of the property of the Company as an entirety or substantially as an entirety, such successor, leasing or purchasing corporation, as the case may be, shall execute a supplemental instrument to this Warrant providing that the Warrant Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock, other securities or property, including cash, receivable upon such consolidation, merger, sale, lease or conveyance by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such consolidation, merger, sale, lease or conveyance.

          (b) In case of (i) any reclassification or change of the shares of Common Stock of the Company issuable upon exercise of this Warrant or (ii) any consolidation with or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change of the shares of Common Stock issuable upon exercise of this Warrant (in each case, other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination subject to
Section 2(a), but including any change in the shares of Common Stock into two or more classes or series of shares), the Company shall execute a supplemental instrument to this Warrant providing that the Warrant Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock, other securities or property, including cash, receivable upon such reclassification, change, consolidation or merger by a holder of the number of shares of Common Stock for which this Warrant might have been exercised immediately prior to such reclassification, change, consolidation or merger.

             (c) Any supplemental instrument entered into pursuant to this
Section 4 shall (i) where appropriate, state the Warrant Price in terms of one full share of Common Stock or one full share of the Capital Stock of any successor, leasing or purchasing corporation and (ii) provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. A copy of each such supplemental instrument shall be promptly provided to each Warrant Holder.

             (d) The above provisions of this Section 4 shall similarly apply to successive reclassifications and changes of shares and to successive consolidations, mergers, sales or conveyances.

         5.  Reservation of Shares.  The Company covenants that it will at all
             ---------------------
times reserve and keep available, free from pre-emptive rights, out of its authorized Common Stock, solely for the purpose of issue upon exercise of the Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of the Warrant. The Company covenants that all shares of Common Stock which shall be so issuable shall be duly and validly issued and fully paid and nonassessable.

         6.  Corporate Action.
             ----------------

             (a) Before taking any action which would cause an adjustment reducing the Warrant Price below the then stated or par value of the shares of Common Stock issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable shares of such Common Stock at such adjusted Warrant Price.

             (b) The Company covenants that if any shares of Common Stock, required to be reserved for purposes of exercise of the Warrant hereunder, require registration with or approval of any governmental authority under any United States Federal or State Law, or listing upon the New York Stock Exchange or any other applicable national securities exchange or quotation system, before such shares may be issued upon exercise, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered, approved or listed, as the case may be.

         7.  No Charge.  The issuance of certificates for shares of Common Stock
             ---------
upon the exercise of the Warrant shall be made without charge to the Warrant Holder for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the name of the Warrant Holder.

         8.  Notice.  If at any time the Company shall propose:
             ------

             (a) to pay any dividend or make any distribution on shares of its Common Stock in shares of its Common Stock or to fix a record date for the making of any other distribution (other than a non-extraordinary cash dividend or distribution) to all holders of shares of its Common Stock; or

          (b) to fix a record date for the issuance of rights or warrants (other than this Warrant or replacements thereof) to all holders of shares of its Common Stock entitling them to purchase any additional shares of its Common Stock or any other securities; or

          (c) to effect any reclassification, subdivision or combination of outstanding shares of its Common Stock; or

          (d) to effect any liquidation, dissolution or winding-up of the Company;

then, and in any one or more of such cases, the Company shall cause notice thereof to be mailed to the Warrant Holder at the Warrant Holder's last address known to the Company at least 30 days prior to the date on which (i) the books of the Company shall close, or a record shall be taken, for such dividend, distribution or issuance of rights or warrants or (ii) such reclassification, subdivision, combination, liquidation, dissolution or winding-up shall become effective, as the case may be.

     9.  No Stockholder Rights or Liabilities.  This Warrant shall not entitle
         ------------------------------------
the Warrant Holder to any voting rights or other rights as a stockholder of the Company. No provision hereof, in the absence of affirmative action by the Warrant Holder to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Warrant Holder, shall give rise to any lability of the Warrant Holder for the Warrant Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

    10.  No Impairment. The Company will not, by amendment of its Certificate
         -------------
of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed under this Warrant by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant in order to protect the rights of the Warrant Holder against impairment of the exercise rights provided for herein.

   11.  Lost, Stolen, Mutilated or Destroyed Warrant.  If this Warrant is lost,
        --------------------------------------------
stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

     12.  Notices. All notices, requests and other communications required or
          -------
permitted to be given or delivered hereunder shall be in writing, and shall be delivered, or shall be sent by national overnight courier service or by certified or registered mail, postage prepaid and addressed, if to the Warrant Holder, to the Warrant Holder at the address shown on the records of the Company or at such other address as shall have been furnished to the Company by notice from the Warrant Holder and, if to the Company, addressed to the Company at 1955 North Surveyor Avenue, Simi Valley, California 93063, Attention: President, or at such other address as shall have been furnished to the Warrant Holder by notice from the Company.

     13.  Definitions. Except as otherwise expressly defined herein, capitalized
          -----------
terms used in this Warrant shall have the same meaning as defined in that certain 7% Convertible Subordinated Note, dated April 24, 1995, as adjusted by Allonge No. 1 thereto.

     IN WITNESS WHEREOF, WHITTAKER CORPORATION, has executed this Warrant on and as of the day and year first above written.


                                                   WHITTAKER CORPORATION


                                               By
                                                   ------------------------
                                                   [Title]


[Corporate Seal]




Attest:


_________________________
Secretary

                       SUBSCRIPTION FORM TO BE EXECUTED
                         UPON EXERCISE OF THE WARRANT

                                                           Date_________________


To Whittaker Corporation:

      The undersigned, pursuant to the provisions set forth in the within Warrant, hereby agrees to subscribe for and purchase ______ shares of Common Stock covered by such Warrant, and herewith tenders $______ in full payment of the purchase price for such shares.


                                               HUGHES ELECTRONICS CORPORATION


                                               By
                                                  ---------------------------

                                               Address
                                                       ----------------------

                                               ------------------------------